ASSIGNMENT AND ASSUMPTION OF LEASE

     This Agreement is made and entered into to be effective as of the 12 day of February, 1996 (the "Effective Date") by and between

                    AM INDUSTRIES, INC.,
                    A Tennessee corporation, of
                    3501 West Howard Street,
                    Skokie, Illinois 60076,

hereinafter called "ASSIGNOR", and
                    ABN SECURITY SYSTEMS, INC.,
                    A New York corporation, of
                    51 West 52nd Street,
                    New York, New York 10019,

hereinafter called "ASSIGNEE".

                     Preliminary Statements

ASSIGNOR is the Lessee under that certain Lease dated February 14, 1994, between AM INDUSTRIES, INC., as the Tenant, HARRIS SYSTEMS, INC., as the Guarantor, and MAURY COUNTY, TENNESSEE, as Lessor, hereinafter called LESSOR, for certain premises comprising 50,000 square feet of building in the Maury County Industrial Park with land on which the building is located, being the same property described in Deed Book 1110, Page 465, Maury County Register's Office, hereinafter called the "Property", a copy of which Lease is attached hereto marked "Exhibit 1" and which is hereinafter referred to as the "Lease". ASSIGNOR desires to transfer and convey its entire right, title and interest in, to and under the Lease and the leasehold estate in the Property created thereby pursuant to this ASSIGNMENT AND ASSUMPTION OF LEASE to ASSIGNEE, with the consent of LESSOR and GUARANTOR. From and after the Effective Date of this Agreement, ASSIGNEE shall be primarily responsible for the payment of rent under the Lease and shall have all of the benefits and burdens flowing therefrom, all pursuant to this instrument. Pursuant to this instrument, ASSIGNEE also agrees to purchase from ASSIGNOR and pay ASSIGNOR for certain leasehold improvements on and to the Property made by ASSIGNOR, and ASSIGNOR and ASSIGNEE further agree that ASSIGNOR shall deliver and turn over the Property to ASSIGNEE.

                           Agreements

     NOW, THEREFORE, in consideration of the premises as described in the foregoing Preliminary Statements and of the mutual promises herein set forth, the parties do hereby agree as follows:

1.  Assignment      ASSIGNOR hereby assigns and transfers to ASSIGNEE,
effective as of the Effective Date hereof, all of the ASSIGNOR's right, title and interest in, to and under the Lease and the leasehold estate in the Property created by the Lease, and ASSIGNEE shall, from and after the Effective Date, be responsible for the performance of all terms and conditions under the Lease arising from and after the Effective Date. Additionally, ASSIGNEE shall be entitled to all options and other rights at law and under the Lease, including but not limited to the right to purchase the Property from Lessor and to exercise the right of first refusal as to adjacent property set forth in Sections 8 and 9 of the Lease and ASSIGNOR waives all of its rights thereto.

     For purposes of this Agreement, the Effective Date shall mean February 15, 1996 or such later date as all consents to this Agreement have been obtained. In the event the Effective Date shall not have occurred on or before February 29, 1996, ASSIGNEE may terminate this Agreement without further obligation to ASSIGNOR or LESSOR.

2.  Assumption      ASSIGNEE hereby assumes the Lease as of the Effective
Date hereof, and agrees to perform and observe all of the covenants and conditions therein contained on the Lessee's part to be performed and observed from and after the Effective Date hereof.

3.  Possession           ASSIGNOR shall deliver and turn over possession of
the Property to ASSIGNEE, as follows:

     (a) On the Effective Date, 20% of the 50,000 square feet building on the Property, and the balance of said building within two months thereafter. ASSIGNOR may retain and utilize 40,000 square feet of said building through April 15, 1996.

     (b) Not later than May 1, 1996, the entire metal lean-to addition on the Property. ASSIGNOR may retain and utilize said metal lean-to addition through April 30, 1996.

4. Improvements          ASSIGNOR hereby assigns to ASSIGNEE the entire right,
title and interest in and to the Leasehold Improvements made by ASSIGNOR to the Property which are on and form a part of the premises, in an as-is and where-is condition, except for clean-up of the Property as specified in this instrument.

5. Payments              ASSIGNEE shall make the payments pursuant to this
Agreement, as follows:

     (a) For the period from February 15, 1996 through February 29, 1996, payable to ASSIGNOR upon the execution of this Agreement by the parties, a sum equal to 20% of the monthly rent, $833.34, plus reimbursement of taxes, insurance and operating expenses for the property for such period (upon submission of customary documentation thereof).

     (b) For the period from and after March 1, 1996, rent and other payments as provided in paragraphs 1 and 2 of the Lease, which shall be paid directly to the LESSOR.

     (c) For ASSIGNOR's Leasehold Improvements to the Property, payments as provided in that certain Installment Note executed by ASSIGNEE in favor of ASSIGNOR and delivered contemporaneously with the execution of this Agreement.

6. Clean-up of Property In consideration of this Agreement, ASSIGNOR hereby agrees to perform at its expense the following clean-up tasks on the Property prior to June 1, 1996:

     (a) ASSIGNOR shall clean and pressure wash the inside of the buildings on the Property;

     (b) ASSIGNOR shall clean up and remove from the property all debris on the land forming a part of the Property.

7. Security Deposit      Contemporaneously with the execution of this
Agreement, ASSIGNEE has deposited with ASSIGNOR a Security Deposit of $8,333.34 to be retained by ASSIGNOR in an interest bearing insured bank account to ensure that ASSIGNEE shall fully perform each and every term and obligation provided in the Lease and this instrument. If ASSIGNEE fully performs all its obligations provided in the Lease and pays all sums due LESSOR and otherwise performs this instrument, then ASSIGNOR, after ASSIGNEE has surrendered possession of the Property or has acquired the Property from LESSOR and the Lease is cancelled and terminated or March 15, 1999, whichever event shall be first in time, ASSIGNOR shall refund the Security Deposit to ASSIGNEE. If ASSIGNEE fails to perform or comply with any provisions in the Lease or this instrument, ASSIGNOR may deduct any damages from the Security Deposit. The Security Deposit shall not be treated as an advance payment of rent and ASSIGNEE may not apply the Security Deposit as rent.

8.  REPRESENTATIONS

     (a)  OF ASSIGNOR AND GUARANTOR   ASSIGNOR and GUARANTOR have all requisite
corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by ASSIGNOR and GUARANTOR of this Agreement and the consummation of the transactions contemplated hereby, have been authorized by all necessary action of the ASSIGNOR and GUARANTOR and do not require any consent, waiver, approval, license or authorization (except as provided in the Agreement or already obtained) and do not conflict with or result in a breach, termination, default or acceleration under, or result in the creation of any lien or encumbrance upon the Property or the Leasehold Improvements under any mortgage, deed of trust, indenture or other agreement or instrument or any order, judgment, decree, statute, regulation or any other restriction of any kind or character, to which ASSIGNEE or GUARANTOR is a party.

     ASSIGNOR has paid all rental payments under the Lease through and including the month of February 1996 and is in material compliance with all the terms and conditions of the Lease with respect to the period of its tenancy. ASSIGNOR agrees to indemnify and hold ASSIGNEE harmless from and against all claims and liabilities with respect to any and all matters arising prior to the Effective Date relating to the Lease, and its occupancy and use of the Property as provided in paragraph 3(a) and 3(b) hereof.

     ASSIGNOR has good title to all of the items of the Leasehold Improvements, free and clear of all liens and encumbrances.

     To the best of ASSIGNOR's knowledge and belief, the conduct of business by ASSIGNOR with respect to the Property which is the subject of this instrument has not violated in any material respect any federal, state, local, foreign or other laws, statutes, ordinances or regulations or any order, writ, injunction or decree of any court, commission, board, bureau, agency or instrumentality and ASSIGNOR has materially complied with the provisions of all federal, state and local environmental, health and safety laws, and all rules and regulations promulgated thereunder. ASSIGNOR has no knowledge that it has done anything to cause nor has ASSIGNOR received any notice of any fact which could constitute the basis for the assertion of liability against the ASSIGNOR or violative of any federal, state or local environmental, health or safety laws.

     B. OF ASSIGNEE                ASSIGNEE has all requisite power and
authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by ASSIGNEE and the consummation of the transactions contemplated hereby, have been authorized by all necessary action of the ASSIGNEE and do not require any consent, waiver, approval, license or authorization (except as provided in the Agreement or already obtained).

     With respect of ASSIGNEE's operations under the Lease after the Effective Date, during the term of the Lease for which ASSIGNOR has responsibility to the LESSOR, to the best of ASSIGNEE's knowledge, ASSIGNEE shall use its best efforts to not violate in any material respect any federal, state, local, foreign or other laws, statutes, ordinances or regulations or any order, writ, injunction or decree of any court, commission, board, bureau, agency or instrumentality and to materially comply with the provisions of all federal, state and local environmental, health and safety laws, and all rules and regulations promulgated thereunder .

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement to be effective as of the Effective Date of this Assignment and Assumption of Lease.

AM INDUSTRIES, INC.,                    ABN SECURITY SYSTEMS, INC.,
A Tennessee Corporation                 A New York Corporation


By: /s/ James E. Harris                 By: /s/ Harvey J. Kesner
(Print Name: James E. Harris)           (Print Name: Harvey J. Kesner)
Title: President                        Title: Sr. Vice President

Attest: /s/ Steve Haramaras             Attest: /s/ Patricia Jones
(Print Name: Steve Haramaras)           (Print Name: Patricia Jones)

Title: Secretary                        Title: Executive Assistant

          Assignor                           Assignee

The undersigned Guarantor consents to the foregoing

ASSIGNMENT AND ASSUMPTION OF LEASE:

HARRIS SYSTEMS, INC.,
An Illinois Corporation

By: /s/ James E. Harris
(Print Name: James E. Harris)
Title: President
Attest: /s/Steve Haramaras
(Print Name: Steve Haramaras)
Title: Secretary

ACCEPTANCE OF ASSIGNMENT AND ASSUMPTION OF LEASE


               For good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned, MAURY COUNTY, TENNESSEE, being LESSOR pursuant to that certain Lease which is attached hereto and made a part hereof identified as Exhibit 1, does hereby accept said Assignment and Assumption of Lease set out above and does hereby agree to hereafter look to said ASSIGNEE as LESSEE and to said GUARANTOR under said Lease, but the undersigned LESSOR does not release or discharge said ASSIGNOR or said GUARANTOR under said Lease. LESSOR acknowledges that prior to and up to the date of this Acceptance, ASSIGNOR and LESSOR have fully and faithfully performed all of the terms and conditions of the Lease and that the Lease is in full force and effect. LESSOR agrees that provided there is not at the time of exercise any material default under the Lease that ASSIGNEE (or its parent, subsidiary or affiliated company) shall have the full right to exercise the option and right of first refusal granted Lessee under the Lease set forth in paragraphs 8 and 9 thereof.


                                   MAURY COUNTY, TENNESSEE
Dated:
2-21, 1996                         By: s/Ed Harlan
                                   (Print Name: Ed Harlan)
                                   Title: County Executive
                                   Approved: s/ Norma J. Rosson
                                   (Print Name: Norma J. Rosson)
                                   Title: Notary Public

            GUARANTEE BY AMERICAN BANK NOTE COMPANY

     AMERICAN BANK NOTE COMPANY, a corporation, being the owner of all of the issued and outstanding shares of ABN Security Systems, Inc., a New York Corporation, the ASSIGNEE under the foregoing ASSIGNMENT AND ASSUMPTION OF LEASE, hereby guarantees AM INDUSTRIES, INC., ASSIGNOR under the foregoing ASSIGNMENT AND ASSUMPTION OF LEASE, the full, timely and faithful performance by said ABN Security Systems, Inc. of all of the terms and conditions by ABN Security Systems, Inc. to be performed under the said ASSIGNMENT AND ASSUMPTION OF LEASE, including the making of all rental payments under the Lease referred to therein through and including the full term thereof, and further guarantees material compliance with all the terms and conditions of said Lease with respect to the period of tenancy of ABN Security Systems, Inc. AMERICAN BANK NOTE COMPANY agrees to indemnify and hold said AM INDUSTRIES, INC. harmless from and against all claims and liabilities for which said AM INDUSTRIES, INC. shall become liable with respect to any and all matters arising after the Effective Date from ASSIGNEE's activities under said Lease or said ASSIGNMENT AND ASSUMPTION OF LEASE.

                                   AMERICAN BANK NOTE COMPANY,
                                   A New York corporation



                                   By: /s/ Harvey J. Kesner

                                   (Print Name: Harvey J. Kesner)
Attest: /s/ Patricia Jones
                                   Title: Sr. Vice President
(Print Name: Patricia Jones)

Title: Assistant Secretary

                                                                       EXHIBIT 1

`                               L E A S E
                                ---------



            This lease is entered into between Maury County, hereinafter referred to as Lessor and AM Industries, Inc., an Illinois Corporation to be formed hereinafter referred to as Lessee for the Leasing of Lessors 50,000 square foot building in the Maury County Industrial Park with land on which the building is located being the same property described in Deed Book 1110, Page 465, Maury County Register's Officer.

            1. Lessor hereby agrees to lease to Lessee the building. Lessor will complete all additional improvements described in the plans as Bid 1/12/94 at Lessors' expense except that the sprinkler system contract will be deleted from said bid and contracted separately at Lessees' expense. The lease shall be for five years and the rent shall be $2083.33 per month for the first and second year and $4,166.67 per month for the third through fifth years payable monthly in advance with the first and last rental payment on the lease payable upon execution of the lease. Lessee will also within 30 days from signing the Lease pay $7,500.00 to Lessor for a portion of the bid plan construction costs.

            2. This is a net lease and Lessee is responsible for its insurance and all building maintenance but shall not pay real estate property taxes during the lease. Lessee will be responsible for any applicable personal property taxes. Lessee shall receive as a credit (or set-off) against lease payments any amounts paid by lessee upon any asserted ad valoram tax on Lessee's leasehold interest in said real property.

            3. Harris Systems, Inc., of Illinois will guarantee lease rental payments and other liabilities under the lease but not to exceed the following amounts on a decreasing schedule as follows: During first year $200,000.00

          After year one personal guarantee is $175,000.00; After year two personal guarantee is $150,000.00; After year three personal guarantee is $100,000.00; After year four personal guarantee is $50,000.00; Year five there is no personal guarantee.

          4. Lessee will maintain the building at its expense in its present condition during the term of the lease except for normal wear and tear.

          5. Lessor will at its expense obtain an environmental survey of the property prior to occupancy by Lessee. Lessee will then be responsible for the environmental condition of the property during its occupancy except for any environmental exceptions or problems noted in the initial environmental report. Lessee shall comply with all applicable environmental regulations during the lease term and shall hold Lessor harmless from any claims or liabilities related to environmental regulations and will clean up at Lessees expense any portions of the property having violations of environmental laws or regulation; except for existing environmental conditions noted in the environmental assessment report prior to occupancy by Lessee.

     6. Lessee may improve or modify the use of the building upon and with approval of Lessor.

     7. The property may be subleased or assigned provided that the Corporate guarantee of Harris Systems, Inc. will remain in effect.

     8. During the term of the lease Lessee shall have the option to buy the property for $700,000.00 cash upon notifying the County Executive of Lessor in writing prior to expiration to the lease.

     9. Lessee shall have the right of first refusal to purchase a adjacent tract of land east of this building about 1.9 acres during the lease term and shall have thirty days after being notified by lessor of proposed sale terms of the tract to equal the proposed sale terms and thus have the right to purchase this property.

     10. Lessee shall maintain general liability insurance of at least $1,000,000.00 and fire and extended coverage casualty insurance of the buildings of $600,000.00 with Lessor as an additional insured and current certificate of insurance shall be furnished to lessor during the lease.

     11. Rental payments not made within fifteen days of their monthly due date shall be subject to a 5% late fee. First regular monthly payment (excluding the first and last months rent paid upon execution of the lease) shall be due 30 days after issuance of a certificate of occupancy for the improved building and on the same day monthly thereafter during the lease term the five year lease term. If rental payments are delinquent for thirty days the Lessor shall have the right of re-entry to the premises. Lessee shall be responsible for all cost expense and attorney fee if it defaults on the lease and 10% interest on overdue rent.

            Entered this __ day of ______, 1996.

                                    MAURY COUNTY, TENNESSEE

                                    By:

                                    A M INDUSTRIES, INC.

                                    By:

                                    HARRIS SYSTEMS, INC.

                                    By:
                                       James E. Harris, President






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